AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997

                                       REGISTRATION NO. 333-___________________

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                          CRYO-CELL INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                     22-3023093
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
                                   ----------
                     DANIEL RICHARD, CHIEF EXECUTIVE OFFICER
                                604 PACKARD COURT
                             SAFETY HARBOR, FL 34695
                                 (813) 938-3114
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    (Address of Registrant's principal executive offices, including zip code)
                                   ----------
                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                              MARK RICHARD, ESQUIRE
                               304 PALERMO AVENUE
                             CORAL GABLES, FL 33134
                                 (305) 443-5125
            ---------------------------------------------------------
            (Name, Address and telephone number of agent for service)

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.
                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                   PROPOSED      PROPOSED
   TITLE OF                        MAXIMUM        MAXIMUM
  SECURITIES                       OFFERING      AGGREGATE     AMOUNT OF
    TO BE          AMOUNT TO BE    PRICE PER     OFFERING     REGISTRATION
  REGISTERED        REGISTERED       SHARE         PRICE          FEE
  ----------      -------------    ---------     ---------    ------------
Common Stock,
  $0.01 Par         25,000(1)      $4.8750(2)    $121,875       $36.93
    Value(1)
================================================================================

      (1) Includes 25,000 shares of common stock, issuable for counseling and advisory services to Mark Richard.

      (2) The registration fee is based upon the exercise price of the options at $4.8750 per share calculated pursuant to Rule 457.


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                          CRYO-CELL INTERNATIONAL, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K


      FORM S-8 ITEM NUMBER
      AND CAPTION                                                               CAPTION IN PROSPECTUS
      ---------------------                                                     ---------------------
1.  Forepart of Registration Statement and Outside Front Cover Page of          Facing Page of Registration Statement and Cover
    Prospectus                                                                  Page of Prospectus

2.  Inside Front and Outside Back Cover Pages of Prospectus                     Inside Cover Page of Prospectus and Outside Cover
                                                                                Page of Prospectus

3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges    Not Applicable

4.  Use of Proceeds                                                             Not Applicable

5.  Determination of Offering Price                                             Not Applicable

6.  Dilution                                                                    Not Applicable

7.  Selling Security Holders                                                    Sales by Selling Security Holder

8.  Plan of Distribution                                                        Cover Page of Prospectus and Sales by Selling
                                                                                Security Holder

9.  Description of Securities to be Registered                                  Description of Securities

10. Interests of Named Experts and Counsel                                      Legal Matters

11. Material Changes                                                            Not Applicable

12. Incorporation of Certain Position on Indemnification for Securities Act     Incorporation of Certain Documents by Reference
    Liabilities

13. Disclosure of Commission Position on Indemnification for Securities Act     Indemnification of Directors and Officers;
    Liabilities                                                                 Undertakings


                                                                                                    DATED: JUNE 16, 1997


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                                      PART II


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates the following documents by reference in the registration statement:

     The Company's Annual Report on Form 10-KSB filed for the year ended November 30, 1996 and the Company's Quarterly Reports on Forms 10-QSB for the quarter ended February 28, 1997, and description of the Company's Common Stock contained in the Company's Form 8-A dated February 4, 1994.

     All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c ), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Bylaws and the Delaware General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

     The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inasmuch as the consultant who received the Options of the Registrant was knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 8. EXHIBITS

4       Retainer Agreement with Mark Richard.

5 Opinion of Mark Richard, consent included, relating to the issuance of the shares of securities pursuant to the Retainer Agreement.

23.1    Consent of Mirsky, Furst & Associates, P.A.

Item 9. UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Safety Harbor, State of Florida, on June 16, 1997.

                                CRYO-CELL INTERNATIONAL, INC.

                                By: /s/ DANIEL D. RICHARD
                                    -------------------------
                                   Daniel Richard, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on and on the date indicated.

/s/ DANIEL D. RICHARD
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Daniel Richard, Chief Executive Officer

/s/ BRIAN K. BURKE
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Brian K. Burke, Chief Financial Officer

/s/ LEONARD GREEN
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Leonard Green, Director

/s/ WILLIAM C. HARDY
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William C. Hardy, Director

/s/ FRANK HENDRICKS
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Frank Hendricks, Director

/s/ ED MODZELEWSKI
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Ed Modzelewski, Director

/s/ FREDERICK C.S. WILHELM
---------------------------
Frederick C.S. Wilhelm, Director